UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 23, 2010 (July 21, 2010)
Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 7.01. Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 2.02 Results of Operations and Financial Condition.
     On July 22, 2010, Brown-Forman Corporation (the “Company”) issued a press release commenting on the Company’s performance for the fiscal year ended April 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K. The information furnished pursuant to this Item 2.02 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation of Named Executive Officers for Fiscal 2011
     The Compensation Committee of the Company’s Board of Directors reviewed and approved fiscal 2011 compensation for the Company’s Named Executive Officers (“NEOs”) at its July 21, 2010 meeting. Fiscal 2011 compensation for the NEOs includes the following:

		Short-Term Incentive	Long-Term Incentive
Named Executive Officer	Salary(1)	Compensation at Target(2)	Compensation at Target(2)

Paul C. Varga	$1,050,000	$1,250,000	$2,700,000
Chairman and Chief
Executive Officer

Donald C. Berg	$557,292	$400,000	$625,000
Executive Vice President
and Chief Financial
Officer

Mark I. McCallum	$556,875	$400,000	$650,000
Executive Vice President
and Chief Operating
Officer

James S. Welch, Jr.	$557,292	$300,000	$625,000
Vice Chairman

Matthew E. Hamel	$421,604	$220,000	$400,000
Executive Vice President,
General Counsel and
Secretary

(1)	Salary includes holiday bonus and is effective as of August 1, 2010.

(2)	Incentive compensation is administered pursuant to the Company’s 2004 Omnibus Compensation Plan. The fiscal 2011 long-term incentive compensation opportunity for the NEOs is allocated among long-term cash, Class B common stock-settled stock appreciation rights (“SSARs”), and Class A common performance-based restricted stock as follows:

			Class A
Named Executive Officer	Long-Term Cash	Class B SSARs	Restricted Stock
| | |
Paul C. Varga	$810,000	$1,080,000	$810,000

Donald C. Berg	$218,750	$156,250	$250,000

Mark I. McCallum	$325,000	$162,500	$162,500

James S. Welch, Jr	$187,500	$250,000	$187,500

Matthew E. Hamel	$100,000	$200,000	$100,000
     A more detailed description of the compensation the Company pays its NEOs is included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 25, 2010.
Compensation of Directors
     On July 22, 2010, the Board of Directors approved compensation for the Company’s non-employee directors for the 2011 Board Year (July 22, 2010 — July 28, 2011). Compensation for the non-employee directors remained unchanged from last year, except that the value of the annual equity award was increased to $60,000. The Board tasked the Compensation Committee to review the forms of equity available for grant under the Plan to be sure the form awarded to the non-employee directors for the annual equity awards most effectively supports the Board’s compensation philosophy of aligning directors’ economic interests with those of the Company’s stockholders. Therefore, unlike prior years, the Board did not grant the annual equity awards at its meeting following the Annual Meeting of Stockholders on July 22, 2010. Annual equity awards to non-employee directors for the 2011 Board Year will be granted at a future date. In addition, the Compensation Committee increased the annual stipend payable to the Presiding Chairman of the Board to $145,000. A more detailed description of the compensation the Company pays its directors is included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 25, 2010.
Adoption of Revised Forms of Equity Award Agreements
     At its July 21, 2010 meeting, the Compensation Committee of the Company’s Board of Directors adopted revised forms of equity award agreements under the Company’s 2004 Omnibus Compensation Plan, as amended (the “Plan”), that may be used for future equity awards under the Plan. The revisions were made to harmonize the treatment of outstanding equity awards upon a Plan participant’s termination of employment under various scenarios. The revised forms of equity award agreements — specifically, the 2010 Form of Employee SSAR Award Agreement, the 2010 Form of Non-Employee Director SSAR Award Agreement, the 2010 Form of Restricted Stock Award Agreement, and the 2010 Form of Restricted Stock Unit Award Agreement — are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated by reference herein.

Adoption of Brown-Forman Corporation Nonqualified Savings Plan
     On July 22, 2010, upon recommendation from its Compensation Committee, the Board of Directors adopted the Brown-Forman Corporation Nonqualified Savings Plan (the “NQ Plan”), effective January 1, 2011. Based upon the results of a competitive compensation analysis and discussions with its independent compensation consultant, the Compensation Committee determined that the NQ Plan would strengthen the Company’s ability to attract, reward, and retain executive talent, and would therefore be an appropriate addition to the compensation and benefits programs offered to the Company’s management-level employees. Employees eligible for participation in the NQ Plan will include the NEOs and are generally those employees that are eligible to participate in the Company’s long-term incentive compensation program.
     Under the NQ Plan, eligible employees of the Company and its affiliates can elect to defer receipt of up to 50% of base salary (including holiday bonus) and up to 75% of short and long-term cash incentive awards. In the event a participant’s deferrals into the NQ Plan reduce the participant’s taxable compensation that would otherwise be considered 401(k)-eligible pay upon which Company matching in the 401(k) is calculated, the Company will contribute to the NQ Plan to make up for any lost match under the Company’s 401(k) plan. Although the NQ Plan allows for discretionary contributions by the Company, the Company currently does not intend to make discretionary contributions to the NQ Plan.
     All deferrals to the NQ Plan, and the Company’s contributions to it, are 100% vested when made, as are any deemed earnings related to those contributions. The benefits owed under the NQ Plan will be general unsecured obligations of the Company. The Company will not be entitled to an income tax deduction on the benefits owed under the NQ Plan until the benefits become taxable to the participants, which generally will be when the benefits are actually paid. Benefits accumulated under the NQ Plan will be payable at either a participant-selected date at least two years after a contribution is made, or after a participant’s termination of employment. Amounts payable after termination are payable in a lump sum six months after termination, except in the case of retirement, where the form of payment (lump sum or installments of up to 10 years) and the time payment (up to 10 years after retirement) will be elected by the participant.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Company held its Annual Meeting of Stockholders on July 22, 2010. The sole matter submitted to a vote of the stockholders at the meeting and the voting results therefor is as follows:
Election of Directors.
     The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified. The following is a breakdown of the voting results:

Name of Nominee	For	Against	Abstained
Patrick Bousquet-Chavanne	52,556,060	18,539	16,706
Geo. Garvin Brown IV	51,893,456	692,853	4,996
Martin S. Brown, Jr.	51,955,590	626,221	9,494
John D. Cook	52,558,570	16,714	16,021
Sandra A. Frazier	51,946,606	637,575	7,123
Richard P. Mayer	50,333,567	2,219,628	38,109
William E. Mitchell	52,557,291	21,180	12,834
William M. Street	50,665,610	1,919,880	5,814
Dace Brown Stubbs	50,160,351	2,422,321	8,633
Paul C. Varga	50,220,252	2,365,812	5,241
James S. Welch, Jr.	50,188,717	2,392,330	10,258
Item 7.01. Regulation FD Disclosure.
     On July 22, 2010, the Company issued a press release announcing that at its Annual Meeting of Stockholders held July 22, 2010, Brown-Forman stockholders elected directors for the coming year. In addition, the Company announced that its Board of Directors approved a regular cash dividend of $0.30 cents per share on Class A and Class B common stock, payable on October 1, 2010, to stockholders of record on September 7, 2010. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by this reference. The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
10.1	2010 Form of Employee SSAR Award Agreement

10.2	2010 Form of Non-Employee Director SSAR Award Agreement

10.3	2010 Form of Restricted Stock Award Agreement

10.4	2010 Form of Restricted Stock Unit Award Agreement

99.1	Brown-Forman Corporation Press Release dated July 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

July 23, 2010	/s/ Nelea A. Absher
(Date)	Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number	Description
10.1	2010 Form of Employee SSAR Award Agreement

10.2	2010 Form of Non-Employee Director SSAR Award Agreement

10.3	2010 Form of Restricted Stock Award Agreement

10.4	2010 Form of Restricted Stock Unit Award Agreement

99.1	Brown-Forman Corporation Press Release dated July 22, 2010